Exhibit 10.16

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 20, 2011, is made by and between Accellent Inc. (the “Company”) and Dean Schauer (the “Executive”).

WHEREAS, the Company and the Executive (collectively, the “Parties”) are parties to an employment agreement dated effective as of July 16, 2009 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement in order to correct errors in the Employment Agreement regarding the amount and timing of severance payments and eligibility for coverage under Company group health plans, and to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Parties hereby agree as follows:

Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

1. Amendment to Section 7(c)(iii). Section 7(c)(iii) shall be replaced in its entirety with the following:

“(iii) If Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive:

(A) the Accrued Rights plus payment of the Pro-Rata Bonus; and

(B) subject to Executive’s continued compliance with the provisions of Section 8, payment in equal installments over twelve months of an amount equal to the sum of (x) Executive’s then Base Salary and (y) Executive’s Annual Bonus, if any, earned or payable in respect of the fiscal year of the Company prior to the fiscal year in which the Executive’s employment is terminated; provided, however, that if there occurs a Change in Control, and the Executive’s employment terminates pursuant to this Section 7(c) within 24 months following such Change in Control, the amount to which Executive shall be entitled hereunder shall be paid in one lump sum; and

(C) Executive and his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of the Company’s group health plans to the extent that Executive elects COBRA health care continuation coverage under Section 4980B of the Code, or any replacement or successor provision of United States tax law, and the Company shall pay Executive’s costs for such coverage, during the Severance Period, or, if earlier, until such time as the Executive becomes employed by another employer (whether or not he is offered coverage under the benefit plans of the new employer). The COBRA health care continuation coverage period shall run concurrently with the Severance Period.

Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, except as set forth in this Section 7(c)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement other than for rights to indemnification and directors and officers liability insurance as provided herein; provided, however, that the treatment of any equity rights held by Executive immediately prior to any such termination shall be subject to the applicable terms of the Management Equity Documents.”

2. Amendment to Section 7(d)(ii). Section 7(d)(ii) is hereby amended by adding a new sentence to the end of such section:

“Notwithstanding the provisions of this Section 7(d)(ii), any amounts payable under this Section 7 that are subject to the execution of a release of claims by the Executive shall not be paid until the sixtieth (60th) calendar day after the date of termination of Executive’s employment, and then only if the Executive has in fact executed and not revoked such release of claims, provided that if the 60 calendar day period (and any permitted revocation period thereafter, if applicable) as described in the foregoing begins in one calendar year and ends in a second calendar year, then any payments under this Section 7 shall be delayed until the second of such two calendar years (regardless of whether Executive delivers the release in the first calendar year or in the second calendar year).”

3. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and the Executive.

4. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first set forth above.

Accellent Inc.

By:
Name:	Donald J. Spence
Title:	President and Chief Executive Officer

Executive

By:
Dean Schauer

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